                                 LOAN AGREEMENT

                                  BY AND AMONG

                             RECTOR SHIPPING CORP.,
                             HANSEN SHIPPING CORP.,
                             CHESTER SHIPPING CORP.,
                            ALBEMARLE MARITIME CORP.,
                             SHERMAN MARITIME CORP.,
                            GLENWOOD MARITIME CORP.,
                                       AND
                             BRISTOL MARITIME CORP.,

                                  AS BORROWERS,

                            WESTBROOK HOLDINGS, LTD.,

                            AS PARENT GUARANTOR, AND

                     AIG COMMERCIAL EQUIPMENT FINANCE, INC.,

                                    AS LENDER

                                  MARCH 1, 2005

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT made and entered into this 1st day of March, 2005, is by and among Rector Shipping Corp., Hansen Shipping Corp., Chester Shipping
     Corp., Albemarle Maritime Corp., Sherman Maritime Corp., Glenwood Maritime
     Corp., and Bristol Maritime Corp., each a Marshall Islands corporation having a mailing address of 612 East Grassy Sprain Road, Yonkers, NY 10710
     (the "Borrowers"; each, a "Borrower"), Westbrook Holdings, Ltd., a Marshall
     Islands corporation ("Parent Guarantor") and AIG Commercial Equipment
     Finance, Inc., a Delaware corporation (together with its successors and assigns, "Lender").

     WHEREAS, Bristol Maritime Corp. ("Bristol") wishes to acquire the
     Additional Vessel to operate in the international shipping trade; and

     WHEREAS, each of the Borrowers other than Bristol has purchased, or entered into an agreement to respectively purchase, in its own name and for its own account the Vessel listed next to its name on SCHEDULE 1 hereto; and

     WHEREAS, each Borrower has separately requested that Lender make a single advance loan directly to such Borrower, to be used by the Borrower solely for (a) the purchase of that Borrower's Vessel and the payment of related costs approved for funding hereunder or the reimbursement to Borrower for the purchase price of that Borrower's Vessel and the payment of related costs approved for funding hereunder; and

     WHEREAS, Lender has separately agreed with each Borrower to make a Loan to such Borrower, subject to the terms and conditions hereinafter set forth.
     Due to the common ownership of Borrowers, and for ease of documentation, each Loan will be governed by this Agreement and evidenced by a separate promissory note delivered by the Borrower in connection with its Loan.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged,
     Borrowers and Lender hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) The terms defined in this Article shall have the meanings assigned to such terms in this Article, and include the plural as well as the singular;
     and

     (b) All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP (as defined below).

     "ABS" means the American Bureau of Shipping

                                        1

     "ADDITIONAL VESSEL" means the additional vessel to be acquired by Bristol and the primary security for a Loan to Bristol as described herein, if approved for use as collateral by Lender pursuant to this Agreement. The
     Additional Vessel must be acceptable in all respects to Lender in its sole and absolute discretion.

     "ADJUSTMENT PERIOD" means a successive series of Calendar Quarter periods following the first Adjustment Period. The first Adjustment Period shall begin on the Initial Funding Date, and continue until the last day of the
     Calendar Quarter in which the Initial Funding Date occurs. Thereafter, each successive Adjustment Period during the term of the Loans shall be a three month period commencing on the first day of each Calendar Quarter and ending on the last day of such Calendar Quarter, resulting in successive
     Adjustment Periods of three months each.

     "ADVANCE" means, individually, each made by Lender to a Borrower in connection with the Loan. "Advances" shall collectively refer to all
     Advances.

     "AFFILIATE" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with a Person or a Subsidiary of a Person; (2) which directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of a Person or any
     Subsidiary of a Person; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by a
     Person or a Subsidiary of a Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "AGREEMENT" means this Loan Agreement (including all exhibits and other attachments hereto), as amended, supplemented and modified from time to time in accordance with the terms hereof.

     "AGGREGATE LOAN LIMIT" means $45,000,000.00.

     "APPLICABLE LAW" means the internal laws of the State of New York, without regard to the conflict of laws principles of such state (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of New York law) or the laws of the United States of
     America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

     "APPLICABLE FOREIGN JURISDICTIONS" means the Republic of Panama, the
     Marshall Islands, the Republic of the Philippines, Bermuda and Gibraltar.

     "ASSIGNMENT OF CHARTER HIRE" shall mean, for each Borrower, that certain
     Assignment of Charter Hire by Borrower in favor of Lender, and that certain
     Assignment of Charter Hire by Charterer, by the assignors party thereto, in favor of Lender, each related to the Vessel owned by the Borrower and dated as of the date of Borrower's Ship Mortgage, as amended, supplemented and modified from time to time in accordance with the terms thereof.
     "Assignments of Charter Hire" shall collectively refer to all Assignments of Charter Hire.

                                        2

     "ASSIGNMENT OF INSURANCES" shall mean, for each Borrower, that certain
     Assignment of Insurances by Borrower and the other assignors party thereto in favor of Lender dated as of the date of Borrower's Ship Mortgage, as amended, supplemented and modified from time to time in accordance with the terms thereof. "Assignments of Insurances" shall collectively refer to all
     Assignments of Insurances.

     "BORROWERS" means, Rector Shipping Corp., Hansen Shipping Corp., Chester
     Shipping Corp., Albemarle Maritime Corp., Sherman Maritime Corp., Glenwood
     Maritime Corp., and Bristol Maritime Corp., each a Marshall Islands corporation; each of the Borrowers individually, together with its successors and assigns, a "Borrower."

     "BUSINESS DAY" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in New York.

     "CALENDAR QUARTER" means the four (4) periods consisting of three (3)
     calendar months each during a calendar year commencing on January 1st,
     April 1st, July 1st and October 1st.

     "CASH BALANCE" means, for each applicable Person, the Person's cash and cash equivalents as of the date of measurement. Cash Balance on each
     Funding Date includes Loan proceeds that have been disbursed to Borrower in connection with its Note for the purposes described in this Agreement.

     "CHARTER REGISTRATION" means the "dual" registry of each Vessel pursuant to the charter registry of the Vessels by the Philippine Charterer in the
     Republic of the Philippines (the "Charter Registration").

     "CLOSING DATE" means the date of this Agreement.

     "COLLATERAL" means, collectively, the Vessels, all of each Borrower's property that is encumbered by a Ship Mortgage from time to time during the term of this Agreement, all other collateral securing the Loan, and all substitutions and replacements therefor, including all component parts and appurtenances. It is the intent of Borrower and Lender that the Collateral secure the entire Loan made to the Borrower.

     "CURRENT ASSETS" means for each applicable Person, all cash and cash equivalents, accounts receivable, inventory, marketable securities, prepaid expenses, and other assets that are readily converted to cash or cash equivalents within a one year period.

     "CURRENT LIABILITIES" means, for each applicable Person and applicable accounting period, all liabilities treated as current liabilities in accordance with GAAP on each date on which the determination is made, excluding any payments of principal on any Debt.

     "DEBT" means all items of indebtedness which, in accordance with GAAP, would be deemed a liability of a Person as of the date as of which such indebtedness is to be determined, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or

                                        3

     contingently liable, whether by reason of any agreement to acquire such indebtedness, to supply or advance sums, or otherwise.

     "DEBT SERVICE" means, for each applicable Person and applicable accounting period, all regularly scheduled Debt payments of the Person during the accounting period, including both short term Debt and long term Debt, and including interest payments thereon.

     "DOLLARS" and the sign "$" mean lawful money of the United States of
     America.

     "EBITDA" means, for each applicable Person and accounting period, earnings before interest, taxes, depreciation and amortization.

     "EVENT OF DEFAULT" has the meaning set forth in Section 7.01 hereof.

     "FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in
     Section 5.01(a)(1) hereof.

     "FIRST INSTALLMENT DATE" means, for each Note, the first day of the calendar month immediately following the month in which the Funding Date for the Loan evidenced by the Note occurs.

     "FUNDED DEBT" means specifically for the purpose of covenant calculations in connection with the financial covenants in Section 5.12 hereof, the sum of the following as categorized under GAAP in such Person's Consolidated
     Balance Sheet: (a) debt, current portion; (b) debt, long-term portion; (c)
     obligations under capital lease, current portion; (d) obligations under capital lease, net of current portion; and (e) mandatorily redeemable preferred shares, if any.

     "FUNDING DATE" means, for each Loan, the date on which such Loan is funded.

     "GAAP" means generally accepted accounting principles as in effect in the
     United States of America.

     "GUARANTORS" means TBS International Limited; Technotrade Limited; Parent
     Guarantor; Pacific Rim Shipping Corp.; RAS Shipping Company Limited;
     Transworld Cargo Carriers, S.A.; TBS Logistics Ltd.; TBS Worldwide Services
     Inc.; TBS Eurolines, Ltd.; TBS Latin America Liner, Ltd.; TBS Middle East
     Carriers, Ltd.; TBS North America Liner, Ltd.; TBS Ocean Carriers, Ltd.,
     TBS Pacific Liner, Ltd.; and all other Persons now or hereafter guarantying all or any part of the Obligations, together with each such Person's successors and assigns; each, a "Guarantor."

     "GUARANTY AGREEMENTS" means all present and future Guaranty Agreements executed by a Guarantor securing payment of all or any part of the
     Obligations; each such agreement, a "Guaranty Agreement." Each of the
     Borrowers shall execute and deliver a Guaranty Agreement for the obligations of the other Borrowers hereunder to be secured by the Ship
     Mortgage granted by such Borrower.

                                        4

     "INDEBTEDNESS" means all items of indebtedness which, in accordance with
     GAAP, would be deemed a liability of a Person as of the date such indebtedness is to be determined, and shall also include all indebtedness and liabilities of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable, whether by reason of any agreement to acquire such indebtedness, to supply or advance sums, or otherwise. Without limiting the scope of the foregoing, such term shall include (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all lease obligations which are required to be capitalized for financial reporting purposes in accordance with GAAP, (e)
     all debts secured by any mortgage, lien, pledge, attachment, charge, or other security interest or encumbrance of any kind in respect of any property or upon the income or profits therefrom, whether or not such debt is assumed by the party granting such security, and (f) all debt of third persons guaranteed by a party.

     "INDIVIDUAL LOAN LIMIT" means, for each Loan and each Borrower, the lesser of the following amounts: (a) 65% of the purchase price previously paid or payable in connection with the acquisition of the Vessel that is the subject of such Loan; (b) 65% of the fair market value of the Vessel that is the subject of such Loan, as determined by an appraisal obtained by
     Lender, in form and substance acceptable to Lender in its sole discretion;
     or (c) the amount listed next to the Borrower's name on Schedule 1 hereto.

     "INITIAL FUNDING DATE" means the earliest Funding Date hereunder. If all
     Loans are funded on the same day, that day shall be the Initial Funding
     Date.

     "INTEREST RATE" means, for each Loan, the LIBOR Rate PLUS three and
     15/l00ths percent (3.15%) per annum, adjusted for each Adjustment Period effective as of the first day of each Adjustment Period, subject to the default rate of interest now or hereafter set forth in each Note, which default rate be equal to the lesser of (i) the Interest Rate plus 5.0%, or
     (ii) the maximum rate of interest permitted by Applicable Law.

     "LENDER" AIG Commercial Equipment Finance, Inc., a Delaware corporation, together with its successors and assigns. In the event of the assignment of any Note, references to "Lender" as they may relate to a specific Borrower shall be solely to the holder of such Borrower's Note.

     "LIBOR RATE" means, for each Adjustment Period, the London Interbank
     Offered Rate offered for deposits in United States Dollars for a term of three (3) months as published by the Wall Street Journal (or, in the absence of the availability of the Wall Street Journal, such other similar publication selected by Lender, if such quotation is not available), rounded up to the nearest one-hundredth of one percent (.01%), on the day that is the last London Banking Day immediately preceding the first London
     Banking Day of such Adjustment Period, with adjustments to be effective as of the first day of such Adjustment Period.

     "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangements, encumbrance, lien
     (statutory or other), or preference,

                                        5

     priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform
     Commercial Code, the maritime finance laws of the Republic of Panama, the
     Ship Mortgage Act (46 U.S.C. Section 31301 et seq.) or any comparable law of any jurisdiction to evidence any of the foregoing.

     "LOAN" means, for each applicable Borrower, the loan made to it pursuant to
     Section 2.01 of this Agreement.

     "LOANS" collectively refers to each and every Loan now or hereafter funded under this Agreement.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents and all related documents, agreements, consents, schedules and attachments in connection with the Loan. All Loan Documents must be in a form in compliance with this Agreement and other acceptable to Lender in all respects.

     "LOAN PARTIES" means, collectively, Borrowers and Guarantors; each, a "Loan
     Party."

     "LONDON BANKING DAY" means all days on which banks are required to be open for business in London, England.

     "MATERIAL ADVERSE CHANGE" means, with respect to any Person, a material adverse change in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Person taken as a whole.

     "MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of such Person taken as a whole.

     "MATURITY DATE" means, for each Note, the first day of the calendar month that is sixty (60) calendar months following the month in which the First
     Installment Date occurs. The Maturity Date for each Note will be expressly set forth in each Note. The final Maturity Date for the aggregate of the
     Loans will be no later than May 1, 2010.

     "NET WORTH" means all amounts which would be included under shareholders'
     equity on a consolidated balance sheet of TBS International Limited and its consolidated Affiliates and Subsidiaries, determined in accordance with
     GAAP, excluding all intangible assets as defined under GAAP (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible expenses), and further excluding any intangible assets not falling within the GAAP definition of intangibles, (such as notes receivables (including loans from any partner, shareholder, director, officer employee, agent or subsidiary of the Person), leaseholds, leasehold improvements and deferred taxes).

     "NOTE" means, with respect to each Borrower, the Promissory Note evidencing the Loan to such Borrower, executed by such Borrower in connection with the applicable Funding

                                        6

     Date, in each case made payable to the order of Lender, in the principal amount of the applicable Loan, together with any amendments thereto, and renewals, replacements, refinancings and consolidations therefor.

     "NOTES" shall collectively refer to the Borrowers' Notes.

     "OBLIGATIONS" means, all indebtedness, obligations and liabilities of
     Borrowers under the Notes or the other Loan Documents, whether on account of principal, interest, indemnities, fees (including, without limitation, attorneys' fees, remarketing fees, origination fees, collection fees and all other professionals' fees), costs, expenses, taxes or otherwise.

     "PANAMA REGISTRY" means the Directorate General of Consular and Maritime
     Affairs of the Republic of Panama or any successor office or officer fulfilling the role of registering ships and recording ship mortgages in the Republic of Panama.

     "PARENT GUARANTOR" means Westbrook Holdings, Ltd., a Marshall Islands company.

     "PERMITTED LIENS" means the Liens on the Collateral permitted under Section
     6.04 hereof.

     "PERSON" means any individual, partnership, joint venture, association, joint stock company, trust, unincorporated organization, corporation, entity or any government or any agency or political subdivision thereof.

     "PHILIPPINE CHARTERER" means, collectively, General Charterers, Inc.,
     Overseas Bulk Transport, Inc. or any other Person approved in writing by
     Lender to bareboat charter the Vessel to permit the Charter Registry of the
     Vessels in the Republic of the Philippines.

     "SECURITY DOCUMENTS" means the Guaranty Agreements, the Assignments of
     Charter Hire, the Assignments of Insurances, the Ship Mortgages and all
     other documents now or hereafter constituting security for the Loans.

     "SHIP MORTGAGE" shall mean, with respect to each Borrower, that certain
     Panamanian First Naval Mortgage to be executed by or on behalf of Borrower in favor of Lender encumbering the Vessel, to be recorded in the office of the Panama Registry, as amended, supplemented and modified from time to time in accordance with the terms thereof. "Ship Mortgages" shall collectively refer to the Borrowers' Ship Mortgages.

     "SUBSIDIARY" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other manager of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly, through one or more intermediaries, or both, by such Person.

     "TAXES" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of any kind, that may now or hereafter be

                                        7

     imposed or asserted by any jurisdiction or any political subdivision thereof or any taxing authority therein and all interest, penalties or similar liabilities with respect thereto.

     "VESSEL" means, for each Borrower, the vessel listed next to such
     Borrower's name on Schedule 1 hereto. The term "Vessel" shall include, without limitation, all on board equipment, machinery and supplies.
     "Vessels" shall collectively refer to all of the Borrowers' Vessels.
     "Vessel" shall include the Additional Vessel to be acquired by Bristol, if approved for use as collateral by Lender pursuant to this Agreement.
     Notwithstanding any other provision of this Agreement to the contrary, the
     Additional Vessel must be acceptable in all respects to Lender in its sole and absolute discretion. Lender shall have no obligation to accept any such vessel offered by Bristol as collateral for the Loan. Each Loan Party agrees that certain details and particulars related to some of the Vessels, as set forth in this Section 3.01(a) hereof and Schedule 1 hereto, are incomplete as the date of this Agreement. The Loan Parties agree to include and supplement such information in this Agreement from time to time as and when such information is available. All such details and particulars must be acceptable to Lender in its sole discretion.

     "WORKING CAPITAL RATIO" means, for each applicable Person and applicable accounting period, the following ratio: Current Assets/Current Liabilities.

                                   ARTICLE II
                     AMOUNT, TERMS AND REPAYMENT OF THE LOAN

SECTION 2.01. LOAN. Lender individually agrees with each Borrower that Lender will make a single advance term loan to such Borrower, on the terms and subject to the conditions set forth herein, and in the Loan Documents and the Security
Documents, in an amount not to exceed the Individual Loan Limit applicable to such Borrower. The Loan shall be disbursed to Borrower in accordance with the following provisions of this Article II.

SECTION 2.02. CLOSING; DISBURSEMENT OF PROCEEDS. The closing shall be held at the offices of Lender or Lender's counsel, or such other location as Borrower and Lender may mutually agree upon, on the Closing Date. Disbursement of Loan proceeds where the Borrower is already the owner of the Vessel that is the subject of the Loan shall be by bank wire transfer to an account of Borrower or any other Person designated to Lender in writing by Borrower or by check payable to the order of Borrower or any other Person designated to Lender in writing by
Borrower delivered to Lender. Disbursement of Loan Proceeds where the proceeds are to be used to purchase the Vessel that is the subject of the Loan will be in accordance with the written disbursement instructions of Borrower, the seller of the Vessel and any applicable mortgagee. Notwithstanding any provision of this
Agreement to the contrary, Lender shall in no event be obligated to make any
Advance after April 30, 2005.

SECTION 2.03. THE NOTES. Each Loan and each Borrower's obligation to repay its
Loan shall be evidenced by and repayable with interest in accordance with the terms of such Borrower's Note in the form attached hereto as SCHEDULE 2.03.
Principal and interest payable under each Note shall be repaid in accordance with the repayment terms set forth in the Note. Each Note will be payable in sixty installments, with the first installment payable on the First Installment
Date, and on the first day of each calendar month thereafter. The first twenty four (24) installments shall

                                        8

consist of monthly payments of accrued interest together with a principal payment of 55/2400ths of the original principal balance of the Note (resulting in the payment of 55% of the principal balance of the note through the 24 payments), followed by thirty six (36) installments, which shall consist of monthly payments of accrued interest together with a principal payment of
45/3600ths of the original principal balance of the Note (resulting in the payment of 45% of the principal balance of the Note with the 36 payments). A final payment under each Note in the amount of all remaining principal, interest and other amounts due thereunder will be payable on the applicable Maturity
Date. Each Note provides for a default rate of interest.

SECTION 2.04. LOAN ACCOUNTING. Lender shall maintain, in accordance with its usual and customary practice, an account or accounts evidencing the outstanding indebtedness of each Borrower under its Note and the amounts of principal and interest payable and paid from time to time by Borrower under the Note. In any legal action or proceeding respecting this Agreement or the Note, the entries made in such account or accounts shall be conclusive evidence of the existence, amounts, and terms of the obligations of a Borrower therein or thereon recorded, absent manifest error.

SECTION 2.05. INTEREST. Each Borrower shall pay interest on the amounts loaned to Borrower hereunder, in accordance with the terms hereof and of the Borrower's
Note. Interest shall accrue on each Note commencing on the date of the advance of the Loan evidenced by such Note and until such time as the entire principal balance thereof is fully repaid, together with all other obligations of the applicable Borrower hereunder or under the Note, and on such other terms as are specified herein and in the Note. Interest on all Loans will accrue at the
Interest Rate, adjusted for each Adjustment Period as of the first day of each
Adjustment Period. Any interest payable under a Note shall be computed as specified in the Note. The Note provides for a default rate of interest upon the occurrence of an Event of Default.

SECTION 2.06. CHANGES TO LIBOR RATE. The LIBOR Rate in effect hereunder shall be increased or decreased, as the case may be, effective as of the first day of each Adjustment Period during the term of this Agreement, in the case of each
Adjustment Period, by an amount equal to any increase or decrease in the LIBOR
Rate from the immediately preceding Adjustment Period, as more fully set forth in each Note.

SECTION 2.07. PAYMENT. Except as Lender or any holder of the Note may otherwise direct in writing, each Borrower agrees to make all payments directly to Lender or to the holder of the Borrower's Note from time to time at such address as
Lender or such holder shall specify and in accordance with the terms of payment set forth in the Borrower's Note. All payments of principal and interest due under a Note and of any other amounts due hereunder shall be made to Lender or the holder of the Note in immediately available funds by not later than 2:00
p.m. Central Time on the due date thereof without any deduction or offset whatsoever. Whenever any payment to be made under this Agreement or under a Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

SECTION 2.08. VOLUNTARY PREPAYMENT. Each Borrower shall have the right to prepay the Borrower's Note, in whole or in part, in accordance with the terms of the
Borrower's Note. Each Borrower agrees to the prepayment fee set forth in such
Borrower's Note.

                                        9

SECTION 2.09. PREPAYMENT RESULTING FROM ACCELERATION. If a holder of a Note shall elect as one of its remedies acceleration of payment of the balance owing under the Note pursuant to Section 7.02 hereof, the applicable Borrower shall pay a premium determined in accordance with the computation set forth in Section
2.08, above, and in the Borrower's Note as to all amounts then payable under the
Borrower's Note.

SECTION 2.10. USE OF PROCEEDS. The proceeds of each Loan shall be used by the
Borrower under such Loan solely for the following purposes: (a) in the case of
Loans to a Borrower which has acquired the Vessel through the use of self-generated funds prior to the Funding Date, to first satisfy all loans to
Borrower or for which Borrower is directly or indirectly responsible, sufficient to cause Borrower to be in compliance with the requirements of Section 6.09 hereof, and thereafter, to reimburse Borrower for amounts paid to purchase the
Vessel using its own capital or assets; (b) in the case of Loans for which
Borrower has not acquired the Vessel through the use of self-generated funds prior to the Funding Date, to pay the purchase price due in connection with the purchase of the Vessel.

SECTION 2.11. TAXES, ASSESSMENTS, ETC. Each Borrower agrees to pay all amounts owing under its Note, this Agreement, or the other Loan Documents free and clear of and without deduction for any present or future Taxes, and (a) that if it is prevented by operation of law from paying any Taxes, then the interest rate or fees required to be paid under the Borrower's Note or the other Loan Documents shall be increased by the amount necessary to yield to the holder of the Note interest or fees at the rates specified in the Note, this Agreement or the Other
Loan Documents after provision for the payment of all such Taxes and without taking into account any tax benefits accruing to the Lender from such payment;
(b) that it shall hold Lender and any holder of Borrower's Note harmless from and against any liabilities with respect to any Taxes (whether or not properly or legally asserted); and (c) to provide Lender or such other holder of its Note with the original or a certified copy of evidence of the payment of any Taxes by it, as the holder may reasonably request, or, if no Taxes have been paid to provide to the holder, at the holder's request, with a certificate from the appropriate taxing authority or an opinion of counsel acceptable to Lender or such other holder stating that no Taxes are payable.

SECTION 2.12. TERM. This Agreement shall remain in effect so long as any sums are owing or any duties or obligations remain to be performed by any Borrower to or for the benefit of the holder of any Note under the Loan Documents, the
Security Documents or any documents or agreements relating hereto or thereto.

SECTION 2.13 CURRENCY OF PAYMENTS. All payments required to be made hereunder, or any of the Loan Documents, shall be payable solely and exclusively in United
States dollars.

                                       10

                                   ARTICLE III
                              CONDITIONS OF LENDING

SECTION 3.01. CONDITIONS PRECEDENT TO EACH LOAN.

     (a) The obligation of Lender to make the Loan to a Borrower hereunder is subject to the condition precedent that Lender shall have received, on or before the Closing Date (unless otherwise indicated), all of the following, each dated
(unless otherwise indicated) as of the Closing Date, in form and substance satisfactory to Lender in its sole discretion. References in this Section 3.01
(a) to Borrower, Note and Vessel shall be to the Borrower requesting the Loan, and such Borrower's Note and Vessel:

          (1) the Note evidencing the Loan, properly executed on behalf of
     Borrower on or prior to the Funding Date of such Advance and dated the
     Closing Date;

          (2) all Security Documents and Loan Documents to which Borrower is a party or otherwise applicable to Borrower's Loan, properly executed on behalf of Borrower, the Guarantors and other parties thereto, as applicable; the form of the Security Documents for each Advance hereunder shall be substantially in the form of the Security Documents for the initial Advance hereunder, with such changes as may be reasonably requested by Lender;

          (3) copies of the Articles of Incorporation and Bylaws or other organizational documents of Borrower, its Guarantors and their constituent entities, as applicable, certified by an authorized officer of such entity as being true and correct copies thereof;

          (4) a signed copy of a certificate of an authorized officer of
     Borrower and its Guarantors which shall certify the names of the officers of such entity authorized to execute and deliver this Agreement, the Note, the Security Documents, the Loan Documents to which Borrower or its
     Guarantors are a party, and other documents or certificates to be delivered pursuant to the Loan Documents or the Security Documents, together with the true signatures of such officers. Lender may conclusively rely on such certificate until Lender shall receive a further certificate of an authorized officer of such entity canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

          (5) the opinions with respect to Borrower and its Guarantors set forth in SCHEDULE 3.01(A)(5) hereto.

          (6) a copy of the appropriate resolutions and consents of Borrower and its Guarantors approving the Loan and the Loan Documents, certified by the
     Secretary (or other appropriate official) of such party as being a true and correct copy thereof;

          (7) a good standing certificate with respect to Borrower and its
     Guarantors, issued as of a recent date by the Secretary of State or other appropriate and authorized official of such party's respective jurisdiction of incorporation;

          (8) subordinations or releases, as deemed appropriate by counsel for
     Lender, executed by any creditors of Borrower, as well any Person having a security interest in the assets of

                                       11

     Borrower which would include the assets covered by the Security Documents, containing terms and conditions reasonably satisfactory to counsel for
     Lender;

          (9) Guaranty Agreements executed by Borrower's Guarantors;

          (10) Copies of the bills of sale for the Vessel, reflecting Borrower as the purchaser thereunder, together with evidence of the filing of such bill of sale in the appropriate records of the Panama Registry;

          (11) evidence of the proper registry of the Vessel in the provisional maritime registry of the Panama Registry as reflected in registration certificates for the Vessel, and the acceptance of such registry by the applicable authorities in the office of the Panama Registry, including the
     Certificate of Provisional Registry for the Vessel and Patente Provisional
     de Navegacion;

          (12) copy of the ownership and registration certificate for the Vessel issued by the applicable Panamanian authorities;

          (13) duly executed and filed Security Documents establishing in
     Lender, as determined by Lender's counsel, a first preferred mortgage in the Vessel, to be received by Lender and recorded in the Panamanian
     Registry prior to the disbursement of any Loan proceeds; subject to no adverse liens, claims or encumbrances (whether or not perfected or preferred) it being agreed that Lender is under no obligation to disburse any proceeds until it receives satisfactory evidence of its first preferred mortgage position on the Vessel;

          (14) evidence that all insurance policies required under any of the
     Loan Documents or the Security Documents and all other documents which may be required thereunder, are in full force and effect;

          (15) evidence satisfactory to Lender that all required licenses have been obtained by Borrower and the Philippine Charterer, as applicable, and are in full force and effect to operate the Vessel according to her intended use, including, but not limited to, the current operation of the
     Vessel;

          (16) such other documents, certifications and acknowledgments respecting the Loan Documents or the Security Documents as Lender shall reasonably request;

          (17) evidence satisfactory to Lender that no event has occurred and is continuing, or would result from the Advance, which constitutes an Event of
     Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

          (18) evidence satisfactory to Lender that there shall not have occurred any Material Adverse Change, as determined by Lender, in the business, financial condition or results of operations of Borrower or any of its Guarantors, or the existence or value of the Collateral provided by
     Borrower, or any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect, as determined by Lender;

                                       12

          (19) evidence satisfactory to Lender that no federal, state or local tax liens have been filed against any Loan Party, other than for taxes that are being diligently contested in good faith by such party by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained in accordance with GAAP;

          (20) evidence satisfactory to Lender that no suits are pending, and no unsatisfied judgments have been rendered, against any Loan Party, in either event that could have a Material Adverse Effect on such Loan Party;

          (21) evidence satisfactory to Lender that Lender's Liens on the
     Collateral constitute first priority Liens in and to the Collateral and that no other Liens other than the Permitted Liens affect the Collateral;

          (22) evidence satisfactory to Lender that no Loan Party is in default under the Loan or any other indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected;

          (23) evidence satisfactory to Lender that (i) the Vessel is classed as follows, without outstanding recommendations or notations, and otherwise in compliance with the Ship Mortgage:

                            Panama
                          Navigation    Classification
        Vessel Name      Patente No.        Society                       Class
     -----------------   -----------   ----------------   -------------------------------------

     SIBONEY BELLE
     (ex Sea Pistis)     32895-PEXT    ABS                #A1. #AMS. #ACCU

     AINU PRINCESS
     (ex Sea Peace)      32944-PEXT    ABS                #A1. #AMS. #ACCU

     TAMOYO MAIDEN
     (ex Sea Pantheon)   32896-PEXT    Lloyd's Register   100A1 general cargo ship strengthened
                                                          for heavy cargoes LMC

     MOHAWK
     PRINCESS
     (ex Zeno)           32947-PEXT    ABS                #A1. Bulk Carrier, E, #AMS. #ACC

     ROCKAWAY
     BELLE               --to be determined--

     DORIC SHIELD
     (to be named
     Miami Maiden)       -- to be determined--

     ADDITIONAL VESSEL   -- to be determined--

     and (ii) all required licenses have been obtained by Borrower and
     Guarantors, as applicable, and are in full force and effect to operate the
     Vessels according to their intended use, including, but not limited to, the current operation of the Vessels;

                                       13

          (24) evidence satisfactory to Lender that the Cash Balance required by
     Section 5.12(d) of this Agreement is in place; and

          (25) Lender's satisfactory review and approval of a draft of the
     December 31, 2004 audit report of TBS International Limited and its consolidated Subsidiaries and Affiliates, reflecting no material adverse change in the financial position of any such companies.

          (b) Lender's waiver of any condition with respect to any Loan for a particular Borrower shall not be deemed absent express written agreement to constitute a waiver of such condition as it may apply to any other
     Borrower.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     Each Borrower, severally, and its Guarantors, with the knowledge that
Lender is relying thereon in executing this Agreement and making the Loan to such Borrower, represent and warrant the following to Lender as of the date hereof, as of the date of each Advance hereunder, and for the entire term of this Agreement:

SECTION 4.01. CORPORATE EXISTENCE AND POWER. Each of Borrower and its Guarantors
is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by such party makes such licensing or qualification necessary. Each of Borrower and its Guarantors has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents and the Security Documents.

SECTION 4.02. AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS.
The execution, delivery and performance by (x) each of Borrower's Guarantors of the Guaranty Agreement and other Loan Documents to which it is a party, and (y)
Borrower of the Loan Documents and the Security Documents to which its is a party, and the borrowing thereunder, as the case may be, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders (or holders of any other equity interest) of Borrower or any Guarantor, or any authorization, consent or approval by any domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to Borrower or any Guarantor, or of the organizational documents of Borrower or any Guarantor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower or any Guarantor is a party or by which it or its properties may be bound or affected.

SECTION 4.03. LEGAL AGREEMENTS. The Loan Documents and the Security Documents
constitute the legal, valid and binding obligations of Borrower and its
Guarantors as applicable, enforceable against such parties in accordance with their respective terms.

                                       14

SECTION 4.04. FINANCIAL CONDITION. Borrower and its Guarantors shall furnish to
Lender the financial statements required to be furnished to Lender in accordance with the terms of Section 5.01 hereof. Such financial statements fairly present the financial condition of the applicable Persons on the dates thereof and the results of their operations for the periods then ended, and were prepared in accordance with GAAP. There are no liabilities of Borrower or any Guarantor, fixed or contingent, which are material and are not reflected in the financial statements or the notes thereto.

SECTION 4.05. ADVERSE CHANGE. There has been no Material Adverse Change as to
Borrower or any Guarantor since the date of the latest financial statement referred to in Section 4.04 hereof.

SECTION 4.06. LABOR DISPUTES; ACTS OF GOD. Neither the business nor the properties of Borrower or any of its Guarantors is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty
(whether or not covered by insurance) having a Material Adverse Effect.

SECTION 4.07. LITIGATION. Except as set forth on SCHEDULE 4.07 hereto, there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or any of its Guarantors or any
Affiliate of Borrower or any of its Guarantors or the properties of Borrower or any of its Guarantors or such Affiliate before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to Borrower, any of its Guarantors or such Affiliate, would have a Material Adverse Effect on the financial condition, properties, or operations of Borrower or any of its Guarantors and Borrower's or
any such Guarantor's ability to perform hereunder and under the Loan Documents or the Security Documents.

SECTION 4.08. NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. Borrower and its
Guarantors have satisfied or appealed all judgments against any of them, and
Borrower and its Guarantors are not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

SECTION 4.09. COMPLIANCE WITH LAWS AND REGULATIONS. Each of Borrower and its
Guarantors, in the conduct of its business affairs, has complied in all material respects with the requirements of all applicable laws and regulations, noncompliance with which would have a Material Adverse Effect on such party and such party's ability to perform under the Loan Documents or the Security
Documents.

SECTION 4.10. TITLE TO PROPERTIES. Borrower and its Guarantors have good, valid and marketable title to all their material properties and assets, including, without limitation in the case of Borrower at the time of the funding of its
Loan, the Vessel, and all material property reflected in the financial statements of Borrower and Guarantors referred to in Section 4.04 above, free from any Liens, except as described in such financial statements.

SECTION 4.11. ADVERSE FACT. No fact is known to Borrower or any Guarantor, as of the date hereof, which has had or might in the future have a Material Adverse
Effect on Borrower or any Guarantor which has not been previously disclosed to
Lender by Borrower or Guarantors.

                                       15

SECTION 4.12. LIENS. The assets of Borrower, including, without limitation, the
Vessel, are not and will not be subject to any Lien or the terms of any security agreement or similar instrument during the term hereof, other than any Lien which may be granted on part or all of such assets to the holder of Borrower's
Note, and, if any, other Permitted Liens.

SECTION 4.13. ACCURACY OF INFORMATION. All information supplied to Lender by or on behalf of the Loan Parties with respect to any properties of the Loan Parties
(whether prior to entering into this Agreement, in this Agreement, or after entering into this Agreement), is and shall be true and correct in all material respects; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

SECTION 4.14. TAXES. Borrower and its Guarantors have filed or caused to be filed all tax returns which are required to be filed by them pursuant to all applicable federal, state and local laws, regulations, or orders. Borrower and its Guarantors have paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or otherwise or pursuant to any assessment received by Borrower or any of its Guarantors, other than taxes that are being diligently contested in good faith by such Person by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by such Person in accordance with GAAP. The charges, accruals, and reserves in respect of income taxes on the books of Borrower are adequate.
Borrower and its Guarantors know of no proposed material tax assessment against them and no extension of time for the assessment of federal, state or local taxes of Borrower or any of its Guarantor is in effect or has been required or applied for, except as disclosed in the financial statements furnished to Lender in accordance with Section 4.04 hereof.

SECTION 4.15. OTHER AGREEMENTS. Neither Borrower nor any of its Guarantors is a
party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a Material Adverse Effect on such party, or on the ability of such party to carry out its obligations under the Loan Documents or the Security
Documents. Borrower and its Guarantors are not in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

SECTION 4.16. SUBSIDIARIES OF TBS INTERNATIONAL LIMITED. Set forth on SCHEDULE
4.16 hereto is a complete and accurate list of the Subsidiaries of TBS
International Limited.

SECTION 4.17. OPERATION OF BUSINESS. Borrower and its Guarantors possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, required by law to conduct their business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any applicable laws or regulations, or valid rights of others, with respect to any of the foregoing.

SECTION 4.18 STAMP, DUTY, DOCUMENTARY AND WITHHOLDING TAXES. No stamp, duty or documentary taxes or charges imposed by any government or any taxing authority are payable on or in connection with the Agreement, the Borrower's Note, the
Loan Documents to which Borrower is a party or any related documents. Borrower has paid or shall pay when due all applicable deductions or withholdings for or on account of any Taxes, levies, duties, fees,

                                       16

deductions or withholding, restrictions or conditions of any nature imposed by or on behalf of the Applicable Foreign Jurisdictions or any taxing authority whatsoever on the payments by Borrower to Lender.

SECTION 4.19 NO EXCHANGE APPROVALS. There are no exchange approvals required for the execution of the Agreement, the Borrower's Note, or the other Loan Documents to which Borrower is a party and the Borrower will be permitted to purchase sufficient freely transferable United States dollars for the payment of all amounts due under such agreements and documents.

SECTION 4.20 CIVIL ACTS; NO IMMUNITY. Borrower is subject to civil and commercial law with respect to its obligations under this Agreement. Each of
Borrower's Guarantors is subject to civil and commercial law with respect to its obligations under any guaranty to which it is a party. Each of the execution, delivery and performance of this Agreement and the other Loan Documents by
Borrower and the execution, delivery and performance of any Security Documents by any of Borrower's Guarantors constitutes a commercial act as opposed to a governmental act. Neither Borrower nor any of its Guarantors (nor the property of each) enjoy, in the courts or under the laws of the Applicable Foreign
Jurisdictions any right of immunity from suit, setoff or attachment or execution on a judgment in respect of the obligations of Borrower or any of its Guarantors under this Agreement or any other Loan Document.

SECTION 4.21 NO PRESENCE OR REGISTRATION REQUIRED OF LENDER. The Lender will not be deemed to be a resident of the Applicable Foreign Jurisdictions as a result of the Loan made to the Borrower hereunder, and the Lender will not be required to be licensed or in any way qualified to do business in the Applicable Foreign
Jurisdictions in order to enforce its rights under the Agreement or any Loan
Document.

SECTION 4.22 LEGAL EFFECT. Except for (i) any registration requirements necessary to reflect the transfer and sale of the Vessel to the Borrower, and
(ii) the recordation of the Ship Mortgage over the Vessel, no Loan Document is required to be filed or recorded with any court or any other authority in any of the Applicable Foreign Jurisdictions to ensure the validity of the obligations of the Borrower and the admissibility in evidence of the Loan Documents.

SECTION 4.23 DUAL REGISTRY. Subject to the terms of this Agreement, Lender consents to the Charter Registration. Upon the occurrence of any Event of
Default, the Lender may terminate the Charter Registration. In such event, (i)
the registration of the Vessel with the Panama Registry shall no longer be suspended, (ii) the Charter Agreement with the Republic of the Philippines shall be canceled and terminated, (iii) the registration of the Vessel with the Panama
Registry shall be in full force and effect in the manner it existed prior to the
Charter Registration, and (iv) Lender shall be entitled to all rights and remedies under the Loan Documents.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

Each Borrower severally agrees as follows. So long as the Borrower's Note shall remain unpaid or Borrower shall have any unfulfilled or undischarged obligations or duties under the Loan Documents, the Security Documents or any related agreements, Borrower will comply with the following requirements. References in this Article V to Note shall be to the Borrower's Note, to

                                       17

Vessel shall be the Vessel applicable to such Borrower, and to Collateral shall be the Collateral provided directly by Borrower.

SECTION 5.01. FINANCIAL STATEMENTS; OTHER INFORMATION. Borrower will deliver to
Lender:

     (A) (1) As soon as available, but not later than 90 days after the end of each fiscal year of TBS International Limited and its consolidated subsidiaries, including all Borrowers, the audited financial statements for TBS International
Limited and its consolidated subsidiaries, including without limitation the consolidated balance sheet, income statement, statements of cash flows and shareholders equity (the "Financial Statements") for such year; and

(2) As soon as available, but not later than 45 days after the end of each fiscal quarter in any fiscal year of TBS International Limited and its consolidated subsidiaries, including Borrower, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of TBS International Limited that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects
(subject to normal year-end audit adjustments).

     (B) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any state or federal court or any governmental or regulatory agency, bureau or commission affecting Borrower or any of its Guarantors, or any Subsidiary or Affiliate of Borrower or any of its
Guarantors of the type described in Section 4.07 hereof or which seek a monetary recovery against such Party in excess of One Million Dollars ($1,000,000.00), whether or not covered by insurance, along with, if requested in writing by
Lender, an opinion of Borrower's, Guarantor's or such Subsidiary's or
Affiliate's counsel regarding the circumstances underlying and perceived merit of such litigation or proceedings;

     (C) as promptly as practicable (but in any event not later than five (5)
Business Days) after Borrower obtains knowledge of the occurrence of any event which constitutes an Event of Default (as hereinafter defined) or would constitute an Event of Default with the passage of time or the giving of notice or both, notice of such occurrence, together with a detailed statement by an officer of Borrower of the steps being taken by Borrower to cure such Event of
Default or monitor such event that is not an Event of Default; and

     (D) from time to time and promptly upon the request of Lender, such data, certificates, reports, statements, documents or further information or assurances regarding (i) the Loan Documents or the Security Documents to which
Borrower is a party, or (ii) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and/or its Guarantors as Lender may request, in each case in form and substance, and certified in a manner, satisfactory to Lender.

SECTION 5.02. COMPLIANCE WITH LAWS AND REGULATIONS; PAYMENT OF TAXES AND CLAIMS.
Borrower and its Guarantors shall, in the conduct of their business, comply with all applicable laws, rules, regulations and orders (such compliance to include, without limitation, paying and discharging promptly, and in all events before the same become delinquent, all taxes, claims, assessments and governmental charges imposed upon it or upon its property, except to the extent contested in good faith), and shall comply with and perform and observe all material covenants,

                                       18

provisions and conditions to be performed and observed on the part of Borrower or such Guarantors in connection with all other loan or credit agreements.

SECTION 5.03. INSURANCE. Borrower shall obtain and maintain insurance on the
Vessel in accordance with the terms of SCHEDULE 5.03 hereto. In addition, as to other business properties owned by Borrower, Borrower shall obtain and maintain insurance with insurers believed by Borrower to be responsible and reputable and reasonably acceptable to Lender, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which Borrower operates or as may be required by any applicable laws, orders or regulations or as may reasonably be requested by Lender. Borrower shall promptly provide Lender with evidence of such insurance coverage. Additionally, Borrower shall provide not less than thirty (30) days advance written notification to Lender in the event of cancellation or material change in the terms of such coverage.

SECTION 5.04. PRESERVATION OF CORPORATE EXISTENCE. Borrower and its Guarantors
shall preserve and maintain their corporate existence and all of their respective rights, privileges, licenses, patents and franchises; provided, however, that Borrower and any of its Guarantors will obtain Lender's consent to any change in the status of its corporate existence (whether by merger, dissolution or otherwise), it shall not be required to preserve any such rights, privileges, licenses, patents, and franchises if (i) its Board of Directors or other governing body shall determine that the preservation thereof is no longer desirable or necessary in the conduct of the current business of Borrower or
Guarantor and (ii) the loss thereof is not disadvantageous in any material respect to the holder of Borrower's Note. Lender consents to the liquidation of
RAS Shipping Company and Technotrade Limited, provided that (a) Lender is provided with reasonable advance notice of such liquidation, (2) Lender reviews and approves all drafts of all documents, instruments and certificates in connection with such dissolution, (3) Lender determines in its sole and absolute discretion that its rights hereunder or under the other Loan Documents are not adversely affected, (4) Borrower and Guarantor execute and deliver to Lender any and all documents, instruments or certificates requested by Lender and (5) the
Loan Parties pay all of the Lender's cost and expenses (including attorneys'
fees) in connection with the foregoing.

SECTION 5.05. INSPECTION. At any reasonable time and from time to time, upon prior notice to Borrower, Lender or any agents or representatives of Lender shall be allowed to examine and make and prepare copies of and abstracts from the records and books of account of, and visit and inspect the Collateral and the other properties of, Borrower and the other Loan Parties and to discuss the affairs, finances and accounts of Borrower or any other Loan Party with any officer of such Person.

SECTION 5.06. MAINTENANCE OF PROPERTIES, ETC. Borrower shall maintain and preserve the Collateral and all of its other properties necessary or useful in the proper conduct of its current business in good mechanical condition and running order, ordinary wear and tear excepted.

SECTION 5.07. MAINTENANCE OF RECORDS AND BOOKS OF ACCOUNT. Borrower and each of its Guarantors shall keep accurate records and books of their accounts, in accordance with GAAP consistently applied.

                                       19

SECTION 5.08. DISCHARGE OF INDEBTEDNESS. Borrower and each of its Guarantors shall promptly pay and discharge any and all Indebtedness and lawful claims which, if unpaid, might become a lien or charge upon the Collateral, except such as may in good faith be contested or disputed or for which arrangements for deferred payment have been made, provided appropriate reserves are maintained, to the satisfaction of Lender, for the eventual payment thereof.

SECTION 5.09. UNINSURED LOSS. Borrower shall give Lender written notice of any uninsured loss suffered by Borrower or any Guarantor through fire, theft, liability or property damage in excess of an aggregate of Two Hundred Fifty
Thousand Dollars ($250,000.00) for any Borrower or an aggregate of Five Hundred
Thousand Dollars ($500,000.00) for any Guarantor.

SECTION 5.10. OWNERSHIP OF BORROWER AND PARENT GUARANTOR. Parent Guarantor shall own 100% of all the issued and outstanding shares of Borrower. TBS International
Limited either directly, or through wholly owned subsidiaries, shall own 100% of the all of the issued and outstanding shares of Parent Guarantor. There shall be no sale, transfer, pledge, donation, hypothecation, alienation or other encumbrance of any of the outstanding shares of Borrower or Parent Guarantor, other than a transfer of the shares of Parent Guarantor to either TBS
International Limited or a wholly owned subsidiary of TBS International Limited.

SECTION 5.11. OPERATION OF THE VESSEL. The Vessel and all related equipment shall at all times be operated and maintained in accordance with good industry practice.

SECTION 5.12 FINANCIAL COVENANTS. Borrower covenants and agrees that for the term of this Agreement that TBS International Limited and its consolidated
Affiliates and Subsidiaries shall keep and observe, on a consolidated basis, at all times the following financial covenants:

(a) a ratio of EBITDA to Debt Service equal to or greater than the following ratios on the following dates of measurement, with (i) EBITDA measured on a rolling four quarter trailing average basis and (ii) Debt Service measured on a rolling going forward projected four quarter basis based upon the Debt reflected in the Financial Statements for the applicable date of measurement:

--------------------------------------------------------------------------------------------
                                                                          March 31, 2006 and
                                                                          each June 30th,
                                                                          September 30th,
                                                                          December 31st and
                                                                          March 31st
March 31, 2005   June 30, 2005   September 30, 2005   December 31, 2005   thereafter
--------------------------------------------------------------------------------------------

1.50 to 1.0      1.67 to 1.0     1.83 to 1.0          2.00 to 1.0         2.00 to 1.0
--------------------------------------------------------------------------------------------

                                       20

(b) a ratio of Funded Debt to EBIDTA equal to or less than the following ratios on the following dates of measurement, with EBIDTA measured on a rolling four quarter trailing average basis:

--------------------------------------------------------------------------------------------
                                                                          March 31, 2006 and
                                                                          each June 30th,
                                                                          September 30th,
                                                                          December 31st and
                                                                          March 31st
March 31, 2005   June 30, 2005   September 30, 2005   December 31, 2005   thereafter
--------------------------------------------------------------------------------------------

2.35 to 1.0      2.15 to 1.0     1.95 to 1.0          1.75 to 1.0         1.75 to 1.0
--------------------------------------------------------------------------------------------

(c) a ratio of Funded Debt to Net Worth equal to or less than the following ratios on the following dates of measurement:

--------------------------------------------------------------------------------------------
                                                                          March 31, 2006 and
                                                                          each June 30th,
                                                                          September 30th,
                                                                          December 31st and
                                                                          March 31st
March 31, 2005   June 30, 2005   September 30, 2005   December 31, 2005   thereafter
--------------------------------------------------------------------------------------------

1.90 to 1.0      1.73 to 1.0     1.56 to 1.0          1.40 to 1.0         1.40 to 1.0
--------------------------------------------------------------------------------------------

(d) a Cash Balance equal to or greater than the following amounts on the following dates:

--------------------------------------------------------------------------------------------
                                                                          March 31, 2006 and
                                                                          each June 30th,
                                                                          September 30th,
                                                                          December 31st and
                                                                          March 31st
March 31, 2005   June 30, 2005   September 30, 2005   December 31, 2005   thereafter
--------------------------------------------------------------------------------------------

$18,000,000      $18,000,000     $18,000,000          $18,000,000         $20,000,000
--------------------------------------------------------------------------------------------

(e) a Working Capital ratio equal to or greater than the following ratios on the following dates of measurement:

--------------------------------------------------------------------------------------------
                                                                          March 31, 2006 and
                                                                          each June 30th,
                                                                          September 30th,
                                                                          December 31st and
                                                                          March 31st
March 31, 2005   June 30, 2005   September 30, 2005   December 31, 2005   thereafter
--------------------------------------------------------------------------------------------

2.00 to 1.0      2.00 to 1.0     2.00 to 1.0          2.00 to 1.0         2.00 to 1.0
--------------------------------------------------------------------------------------------

Unless otherwise required by Lender as a result of a Default or a Material
Adverse Change in a Borrower's or Guarantor's financial position, compliance will be tested on a quarterly basis on each March 31st, June 30th, September
30th and December 31st, based on the quarterly consolidated financial statements of TBS International Limited.

                                       21

                                   ARTICLE VI
                               NEGATIVE COVENANTS

     Each Borrower severally agrees as follows. So long as the Borrower's Note shall remain unpaid or Borrower shall have any unfulfilled or undischarged obligations or duties under the Loan Documents, the Security Documents or any related agreements, Borrower will comply with the following requirements.
References in this Article 6 to Note shall be to the Borrower's Note, to Vessel shall be the Vessel applicable to such Borrower, and to Collateral shall be the
Collateral provided directly by Borrower.

SECTION 6.01. SALE OF ASSETS. Borrower will not sell, lease, assign, transfer or otherwise dispose of the Vessel or any of the other Collateral or any assets being used in Borrower's business, except that, with respect to assets other than the Vessel, such restriction shall not be applicable to any disposition in the ordinary course of business of any assets or retired property not used or useful in such party's business.

SECTION 6.02. CONSOLIDATION AND MERGER. Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire
(in a transaction analogous in purpose or effect to a consolidation or merger)
all or substantially all the assets of any other Person.

SECTION 6.03. RESTRICTIONS ON NATURE OF BUSINESS. The Loan Parties will not engage in any line of business materially different from that presently engaged in by such Loan Parties.

SECTION 6.04. LIENS AND ENCUMBRANCES. Borrower will not permit or suffer to exist or to be created any Lien upon the Collateral, except:

     (a)  such Lien as may be granted to Lender;

     (b)  Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

     (c)  Liens of lessors (subordinated), carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor; and

     (d)  With respect to the Vessel, Liens in an aggregate amount not to exceed
          Two Hundred Fifty Thousand Dollars ($250,000.00) (i) for crew's wages
          (1) for thirty (30) days after the termination of a voyage, or (2)
          which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor, (ii) for general average (1) which are unclaimed, (2) for thirty (30) days after having been claimed, or (3) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made

                                       22

          therefor, (iii) for salvage, whether voluntary or contract, (1) which are unclaimed, (2) for thirty (30) days after having been claimed, or
          (3) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor, (iv) for the wages of a stevedore when employed directly by Borrower, or the operator, master or agent of the Vessel, (v) for repairs or with respect to any changes made in the Vessel (1) which are unclaimed, (2) for thirty
          (30) days after having been claimed, or (3) which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor, and (vi) for necessaries (1) which are unclaimed, (2) for thirty (30) days after having been claimed, or (3)
          which shall then be contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor.

SECTION 6.05. LOANS BY BORROWER. Borrower will not loan funds to any Person, whether by way of loan, stock purchase, capital contribution or otherwise, other than loans to any Affiliate.

SECTION 6.06. CONTINGENT LIABILITY; INVESTMENTS. Borrower shall, at all times during the term hereof, not incur contingent liabilities (as determined in accordance with GAAP and applicable standards of the Financial Accounting
Standards Board) for third-party obligations. Borrower will not acquire by purchase of stock or by purchase of assets in exchange for cash, shares of capital stock, or other securities of Borrower or any other Person, all or any substantial division or portion of the assets and business of any other Person.

SECTION 6.07. DIVIDENDS. During the term hereof, Borrower will not: (i) declare, or pay, to any shareholders (or other equity holders) of Borrower, Parent
Guarantor or any parent of either (whether directly or indirectly) any dividends of cash or stock; (ii) purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; make any distribution of assets to its shareholders as such, whether in cash, assets, or in obligations of Borrower, (iii) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or (iv) make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, to the extent any such action would cause a violation of any of the financial covenants set forth in Section 5.12 hereof or any other term of this Agreement.

SECTION 6.08. VESSEL OPERATIONS. Borrower will not operate any Vessel, or permit any Vessel to be operated, in (a) any area excluded from coverage by any insurance policy or coverage in effect with respect to the Vessel or required by the terms of this Agreement or any other Loan Document, including without limitation, the war risk coverage described therein, or (b) the territorial waters of any jurisdiction which is or may during the term of the Loan be subject to any trade restriction, trade or other embargo, or similar sanctions, instituted from time to time by the government of the United States of America or any other government having appropriate jurisdiction over the Vessel, or by the United Nations, including without limitation, any and all trade restrictions now or hereafter administered by the United States Treasury Department's Office
of Foreign Assets Control; provided that a Vessel may be located, operated or used in the territorial waters of any jurisdiction with respect to which the government of the United States of America has issued trade restrictions to the extent that the owner and/or operator of the Vessel, (a) as required by applicable law, has obtained all required valid and effective licenses and

                                       23

permits from all United States governmental authorities permitting the location, operation and/or use of such Vessel in such jurisdiction and (b) operated such
Vessel in strict compliance with such licenses and permits, and otherwise in accordance with applicable law.

SECTION 6.09. SINGLE PURPOSE ENTITY RESTRICTIONS.

     (a) The Borrower's business and purpose shall consist solely of the following:

     (1)  To engage in the ownership of the Vessel, where the Vessel is placed on bareboat charter and operated by third persons; and

     (2)  to engage in such other lawful activities permitted to corporations by the applicable laws and statutes for such entities of the Marshall
          Islands as are incidental, necessary or appropriate to the foregoing.

     (b) So long as any portion of the Loan remains outstanding, the Borrower shall not:

          (i)  engage in any business or activity other than those permitted hereby or own any assets other than the Vessel;

          (ii) borrow money or incur any Indebtedness, other than normal trade accounts and charter obligations incurred in the ordinary course of business, or in favor of Lender pursuant to this Agreement; or

          (iii) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution or bankruptcy or insolvency
               proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestration (or other similar official) of the Borrower or a substantial part of property of the Borrower, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any action in furtherance of any such action.

     (c) All property owned by the Borrower shall be owned by the Borrower as an entity and, insofar as permitted by applicable law, no shareholder, officer or director shall have any ownership interest in any Borrower property in its individual name or right and, each share or other ownership interest in the
Borrower shall be personal property for all purposes.

                                   ARTICLE VII
                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

SECTION 7.01. EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

     (a) default by any Borrower in the payment of any principal of or interest on the Borrower's Note or any other amount for which Borrower is obligated when it becomes due hereunder or under the Borrower's Note or any other Loan
Documents or the Security

                                       24

Documents to which it is a party (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and any such default shall continue for ten (10) days unremedied; or

     (b) default in the performance, or breach, of any covenant or agreement of any Borrower or other obligor in the Loan Documents or the Security Documents to which it is a party or a default in the performance, or breach, of any covenant or agreement of any Guarantor or other Loan Party in this Agreement, the
Security Documents or the Guaranty Agreement, and (other than with respect to a default under Section 7.01(d) or 7.01(p) hereof and other defaults for which no cure period, or a shorter cure period, is provided in the applicable Loan
Document or Security Document) any such default or breach that is capable of being cured is not cured within thirty (30) days after notice thereof from
Lender to any Borrower; or

     (c) default (including the expiration, without cure, of any applicable grace periods) in the performance, or breach (including the expiration, without cure, of any applicable grace periods), of any covenant or agreement of any
Borrower or Guarantor in any loan or credit agreements (other than the Loan
Documents and the Security Documents) or any note issued pursuant thereto or default (including the expiration, without cure, of any applicable grace periods) in the payment of any sum due under any such agreement or any note issued pursuant thereto (whether payment is due at maturity, by reason of notice of prepayment or acceleration or otherwise); or

     (d)  (I) any Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any
          Borrower or Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of any
          Borrower or Guarantor and such appointment shall continue undischarged for a period of thirty (30) days; or any Borrower or Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any
          Borrower or Guarantor and shall remain undismissed for a period of thirty (30) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or Guarantor and such judgment, writ, or similar process shall not be released, vacated or fully bonded within thirty (30) days after its issue or levy; or

          (II) if any of the following events occur: any Subsidiary or Affiliate of any Borrower shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Subsidiary or
          Affiliate of any Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Subsidiary or Affiliate of any Borrower and such appointment shall continue undischarged for a period of thirty (30)
          days; or any Subsidiary or Affiliate of any Borrower shall institute
          (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding

                                       25

          relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise)
          against any such Subsidiary or Affiliate of a Borrower and shall remain undismissed for a period of thirty (30) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any
          Subsidiary or Affiliate of a Borrower and such judgment, writ, or similar process shall not be released, vacated or fully bonded within thirty (30) days after its issue or levy; or

     (e) any representation or warranty made by any Loan Party in the Loan
Documents or the Security Documents, or in any certificate, instrument, financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to be false, incorrect or misleading in any material respect; or

     (f)  (I) Any Borrower or Guarantor suffers a final judgment against it which, within thirty (30) days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal unless (i) such judgment in the reasonable opinion of Lender is adequately covered by insurance; or (ii) (x) adequate accruals with respect to such judgment have been established in accordance with
          GAAP, or (y) a bond in form and substance satisfactory to Lender in its sole discretion is issued in order to ensure payment of the judgment, and the aggregate amount of all such judgments at any time during the term hereof, not adequately covered by insurance is not at any time in excess of Two Hundred Fifty Thousand Dollars
          ($250,000.00); or

          (II) if any of the following events occur: any Subsidiary or Affiliate of any Borrower suffers a final judgment against it which, within thirty (30) days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal unless
          (i) such judgment in the reasonable opinion of Lender is adequately covered by insurance; or (ii) (x) adequate accruals with respect to such judgment have been established in accordance with GAAP, or (y) a bond in form and substance satisfactory to Lender in its sole discretion is issued in order to ensure payment of the judgment, and the aggregate amount of all such judgments at any time during the term hereof, not adequately covered by insurance is not at any time in excess of Two Hundred Fifty Thousand Dollars ($250,000.00); or

     (g) any other "Event of Default" under and as defined in any of the
Security Documents; or

     (h) a hypothecation of any beneficial interest in any Borrower or
Guarantor, without the prior written consent of Lender; or

     (i) any provision of any Loan Document or Security Document to which any of the Loan Parties is a party shall for any reason cease to be valid and binding on such Loan Party, or any of the Loan Parties shall so assert in writing; or

     (j) any of the Loan Parties suffers or sustains a Material Adverse Change;
or

     (k) any Federal tax lien is filed of record against any of the Collateral of any of the Borrowers or any of the Loan Parties and is not bonded or discharged within ten (10) Business

                                       26

Days, other than a lien for taxes that are being diligently contested in good faith by such Loan Party by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by such Loan Party in accordance with GAAP; or

     (L) any of the Loan Parties shall deny or disaffirm its obligations under any of the Loan Documents or any Liens granted in connection therewith; or any
Liens granted on any of the Collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this
Agreement; or

     (M) any Loan Document or any Security Document shall for any reason (other than pursuant to the terms hereof) cease to create a valid and perfected first priority lien on the Collateral purported to be covered hereby or thereby, subject to the Permitted Liens, if any; or

     (N) the Ship Mortgage shall for any reason cease to create a valid and perfected first preferred mortgage on the Vessel, subject to the Permitted
Liens, if any; or

     (O) there is a change in the ownership of any equity interests in violation of Section 5.10; or

     (P) failure of any Borrower to maintain any insurance required under this
Agreement or any other Loan Document.

SECTION 7.02. RIGHTS AND REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the satisfaction of Lender, Lender may exercise any or all of the following rights and remedies:

     (A) Lender may declare the entire unpaid principal amount of the Note(s)
held by it, all interest accrued and unpaid thereon, and all other amounts payable to it under this Agreement (including, but not limited to, any prepayment amount payable under Section 2.09 hereof) to be forthwith due and payable, whereupon such Note(s), all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower:

     (B) Lender may proceed to protect and enforce this Agreement and the
Note(s) held by it by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted or for the recovery of judgment for the indebtedness hereby owed, or for the enforcement of any other proper legal or equitable remedy available under applicable law; and

     (C) Lender may exercise any other rights and remedies available to it by law or under the other Loan Documents or the Security Documents held by it.

SECTION 7.03. STATUS QUO. In case Lender shall have proceeded to enforce any right under this Agreement, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then, and in every such case, the applicable Borrower(s) and Lender shall be restored to their former positions and rights hereunder.

                                       27

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01. NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of
Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by the Loan Documents or available under law.

SECTION 8.02. AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any other Loan Documents or consent to any departure by the Loan Parties therefrom shall be effective unless the same shall be in writing and signed by the authorized representatives of
Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any such amendment, modification, termination or waiver shall bind and benefit the Loan Parties and
Lender and their respective successors and assigns, subject, in the case of the
Loan Parties, to the limitations contained in Section 8.07 hereof. No notice to or demand on the Loan Parties in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

SECTION 8.03. RIGHT OF SETOFF. As collateral security for the repayment of
Borrower's obligations and liabilities under this Agreement and the Note, each
Borrower hereby grants to the holder of Borrower's Note and its successors and assigns the right to apply, at any time and from time to time should an Event of
Default exist hereunder, any and all obligations owing from such Lender to
Borrower toward repayment of any sums owing from Borrower to such Lender hereunder or under the Borrower's Note.

SECTION 8.04. ADDRESSES FOR NOTICES, ETC. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and sent by certified mail (return receipt requested) or nationally recognized overnight courier service delivered to the applicable party at its address indicated below. Notwithstanding the foregoing, any notice to an address outside the continental United States may be sent by facsimile.

                                       28

If to any Borrower or Guarantor:

Suite 306
Commerce Building
One Chancery Lane
Hamilton HM 12
Bermuda

Mailing Address:

P.O. Box HM 2522
Hamilton HMGX
Bermuda

Attention: William J. Carr
Telephone: 1441 295 9230
Fax: 1441 295 4957

with a copy to:

TBS Shipping Services, Inc.
612 East Grassy Sprain Road
Yonkers, NY 10710
Attention: Ferdinand Lepere
Telephone: (914) 961-1000
Fax: (914) 961-5121

And

Cardillo & Corbett
29 Broadway
New York, NY 10006 USA

Attention: Tulio R. Prieto
Telephone: (212) 344-0464
Fax: (212) 797-1212

If to Lender:

AIG Commercial Equipment Finance, Inc.
5700 Granite Parkway, Suite 850
Plano, Texas 75024
Attention: Operations Manager

                                       29

with a copy to:

AIG Commercial Equipment Finance, Inc.
5700 Granite Parkway, Suite 850
Plano, Texas 75024
Attention: Legal Department

or, as to each party, at such other address or to the attention of such other representative as shall be designated by such party in a written notice to the other party provided in accordance with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or transmitted (postage or other charges pre-paid), be effective three (3) Business
Days after deposited in the mails or one (1) Business Day after deposited with the applicable courier service, addressed as aforesaid. Facsimile notices shall be effective upon confirmed facsimile transmission by the sender. Notice to any one Borrower or Guarantor shall constitute notice to all Borrowers and
Guarantors.

SECTION 8.05. COSTS, EXPENSES AND INDEMNIFICATION. Each Borrower agrees to pay all costs and expenses in connection with the execution and enforcement of the
Loan Documents and the Security Documents to which it is a party or any other documents to be delivered by it hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities under this Agreement. Each Borrower agrees to pay on demand all losses, costs and expenses, if any (including reasonable counsel fees and expenses), incurred in connection with the preservation of any rights of Lender under, or the enforcement of, or legal advice in respect of, the rights or responsibilities of Lender under this Agreement with respect to Borrower, that
Borrower's Note, the Security Documents to which such Borrower is a party, and any other documents delivered hereunder including, without limitation, losses, costs and expenses (other than taxes, fees, duties and assessments for which
Borrower is not responsible under Section 2.11 hereof) sustained by Lender as a result of any failure by such Borrower to perform or observe its obligations contained herein or in such Borrower's Note or any other document related thereto. Each Borrower further agrees to indemnify and hold harmless Lender from and against any and all damages, losses, liabilities, costs and expenses resulting from, related to or connected with this Agreement, the Borrower's
Note, the Security Documents to which it is a party and any document or instrument delivered in connection herewith or the transactions contemplated thereby.

SECTION 8.06. EXECUTION IN COUNTERPARTS. This Agreement may be executed separately by the Loan Parties and Lender in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

SECTION 8.07. BINDING EFFECT, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Loan Parties and Lender and their respective successors and assigns, except that the Loan Parties may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of Lender. Borrowers shall not be responsible for any costs incurred by Lender in connection with any such assignment by Lender of this
Agreement or any interest in and to the Notes.

                                       30

SECTION 8.08. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF
THIS AGREEMENT AND THE NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING
EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 8.09. JUDICIAL PROCEEDINGS. THE LOAN PARTIES AND THE LENDER AGREE THAT
ANY ACTION OR PROCEEDING ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OTHER
LOAN DOCUMENT MAY BE COMMENCED IN ANY FEDERAL OR STATE COURT SITTING IN THE
SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT,
THE LOAN PARTIES HEREBY IRREVOCABLY SUBMIT TO, AND ACCEPT FOR THEMSELVES AND IN
RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF
EACH SUCH COURT AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR
OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT
PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR
PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF SUCH SUIT,
ACTION OR PROCEEDING IS IMPROPER, OR THAT THE AGREEMENT OR THE SUBJECT MATTER
THEREOF OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY MAY NOT BE ENFORCED IN
OR BY SUCH COURT. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR
PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY
SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH LOAN PARTY
IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED
COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY
REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE LOAN PARTY AT THE ADDRESS
FOR IT SPECIFIED IN SECTION 8.04 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT
OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE
LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER
JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO
RIGHTS AND REMEDIES.

SECTION 8.10. CONSENT TO LOAN PARTICIPATION AND ASSIGNMENTS. Each Loan Party
agrees and consents to Lender's sale, transfer, assignment or syndication, whether now or later, of one or more interests in the Loans or any one or more of the Notes to one or more parties, whether related or unrelated to Lender.
Lender may provide, without any limitation whatsoever, to any such parties or potential parties, any information or knowledge Lender may have about any Loan
Party or about any other matter relating to the Loan, and each Loan Party hereby waives any rights to privacy it may have with respect to such matters. Each Loan
Party additionally waives any and all notices of sale of participation interests or assignment, as well as all notices of any repurchase of such interests. In the event of a sale of one or more Notes, the holder of such transferred Note(s)
will not have any rights against any Borrowers other than the Borrower(s) that were the maker(s) of the Note(s) acquired by such holder, or any interest any
Collateral of such other Borrowers whose Notes are held by another Lender, absent an express guaranty by the other Borrowers with respect to the transferred Note(s), which continues with the consent of all Note holders following the date of assignment. Each Loan Party agrees to execute and deliver to

                                       31

Lender or any other party involved any in such sale, transfer or assignment, any and all documents requested by Lender or such other party. The requested documents may include documents to re-define which Notes are cross-collateralized.

SECTION 8.11. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

SECTION 8.12. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES, ETC. All
warranties, representations and agreements made by any Loan Party herein or in the Notes or by any person in any certificate or other document or instrument required to be delivered in connection with this Agreement shall be considered to have been relied upon by Lender and shall survive the issuance and delivery to Lender of the Notes regardless of any investigation made by Lender or on its behalf, and shall terminate only upon the full and final payment and performance by such Borrower of the Borrower's Loan. All statements in any such certificate or other document or instrument shall constitute representations and warranties by Borrower hereunder.

SECTION 8.13. SEVERAL LIABILITY OF BORROWERS. The representations and liabilities of each Borrower hereunder and any other Loan Documents to which a
Borrower and other Borrowers may be a party shall be several in nature, and no
Borrower shall have personal liability for any representations or liabilities of another Borrower under this Agreement, the other Borrower's Note, or Loan
Documents or Security Documents to which another Borrower may be a party, absent an express guaranty of such obligations. Nothing in this section shall be deemed to modify the cross-default provisions of this Agreement or the other Loan
Documents, or to limit a Borrower's liabilities under representations and warranties that include matters pertaining to other Borrowers, notwithstanding that the other Borrowers have independent and separately enforceable liability to Lender for such matters.

SECTION 8.14. HEADINGS. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 8.15. JURY TRIAL WAIVER. EACH LOAN PARTY AND LENDER IRREVOCABLY WAIVE
ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT
OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE SECURITY
DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH LOAN PARTY
ACKNOWLEDGES THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO LENDER
ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING
WAIVER IN THEIR FUTURE DEALINGS WITH THE LOAN PARTIES. EACH LOAN PARTY WARRANTS
AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL
AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING
CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT
MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                            [SIGNATURE PAGE FOLLOWS]

                                       32

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWERS:

RECTOR SHIPPING CORP.                     ALBEMARLE MARITIME CORP.

By: /s/ Ferdinand V. Lepere               By: /s/ Ferdinand V. Lepere
    -----------------------------------       ----------------------------------
Name: Ferdinand V. Lepere                 Name: Ferdinand V. Lepere
Title: Attorney in Fact                   Title: Attorney in Fact

HANSEN SHIPPING CORP.                     SHERMAN MARITIME CORP.

By: /s/ Ferdinand V. Lepere               By: /s/ Ferdinand V. Lepere
    -----------------------------------       ----------------------------------
Name: Ferdinand V. Lepere                 Name: Ferdinand V. Lepere
Title: Attorney in Fact                   Title: Attorney in Fact

CHESTER SHIPPING CORP.                    GLENWOOD MARITIME CORP.

By: /s/ Ferdinand V. Lepere               By: /s/ Ferdinand V. Lepere
    -----------------------------------       ----------------------------------
Name: Ferdinand V. Lepere                 Name: Ferdinand V. Lepere
Title: Attorney in Fact                   Title: Attorney in Fact

                                          BRISTOL MARITIME CORP.

                                          By: /s/ Ferdinand V. Lepere
                                              ----------------------------------
                                          Name: Ferdinand V. Lepere
                                          Title: Attorney in Fact

                      [ additional signature page follows ]

                                       33

LENDER:
AIG COMMERCIAL EQUIPMENT FINANCE, INC.

By: /s/ Kirk Phillips
    -----------------------------------
Name: Kirk Phillips
Title: Vice President

                           [ end of signature pages ]

                       LIST OF SCHEDULES TO LOAN AGREEMENT

Schedule 1 -          List of Borrowers and Vessels
Schedule 2.03 -       Form of Note
Schedule 3.01(a)(5) - Forms of Opinion
Schedule 4.07 -       Litigation affecting Borrower, Guarantors or Affiliates
Schedule 4.16 -       Subsidiaries and Affiliates
Schedule 5.03 -       Insurance Requirements

                                       34

                                   SCHEDULE 1

                          LIST OF BORROWERS AND VESSELS

                                  SCHEDULE 2.03

                                  FORM OF NOTE

                              SCHEDULE 3.01 (a) (5)

                                FORMS OF OPINION

                                  SCHEDULE 4.07

                                   Litigation

                                  SCHEDULE 4.16

                           SUBSIDIARIES AND AFFILIATES

                                  SCHEDULE 5.03

                             INSURANCE REQUIREMENTS